CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statements of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A No. 33-91498) and related Prospectus of the CRM Funds of those references and of our report dated November 6, 1998 on the CRM Funds.


                                              /s/ Ernst & Young LLP
                                              Ernst & Young







White Plains, New York
January 27, 1999